Exhibit 23.1

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

Hudson Highland Group, Inc.
New York, New York

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 5, 2004, relating to the Financial Statements and Schedule of Hudson Highland Group, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ BDO Seidman, LLP
New York, New York

March 17, 2004